Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement No. 333-220353 on Form S-3 and Registration Statement No. 333-183465 on Form S-8 of our reports dated February 24, 2020, relating to the financial statements and financial statement schedules of iStar Inc. and the effectiveness of iStar Inc.’s internal control over financial reporting, appearing in this Annual Report on Form 10-K for the year ended December 31, 2019.

/s/ DELOITTE & TOUCHE LLP
New York, NY
February 24, 2020